Exhibit 99.1

Ascential Software Reports First Quarter Revenue of $61.4 Million with 74% Revenue
Growth and Significant Increase in Profitability

WESTBORO, Mass., April 21, 2004 — Ascential Software Corporation (NASDAQ: ASCL), the enterprise data integration leader, today announced results for the first quarter ended March 31, 2004.

On a GAAP basis, first quarter 2004 revenue was $61.4 million, up 74 percent from $35.3 million in the first quarter of 2003. License revenue was $24.6 million in the first quarter of 2004, up 28 percent from $19.2 million in license revenue reported in the first quarter of last year. Net income was $2.4 million, or $0.04 per fully diluted share, for the first quarter of 2004, compared to a net loss of $0.5 million, or ($0.01) per share, in the first quarter of 2003. All share and per share amounts throughout this release have been retroactively adjusted for the 1-for-4 reverse stock split effected June 17, 2003.

On a pro forma basis, as described below, net income was $4.8 million, or $0.08 per fully diluted share, in the first quarter of 2004, compared with a pro forma net income of $1.3 million, or $0.02 per share, in the first quarter of 2003.

“We are pleased and encouraged by the continued growth of our license and services revenue,” commented Peter Gyenes, Ascential Software chairman and chief executive officer. “In an IT spending environment that continues to be cautious and highly disciplined, customer interest and activity around data-centric integration solutions is high. The Ascential Enterprise Integration Suite™ is being acknowledged as the broadest and most scalable data integration platform available today and is a driver of our continued growth and increasing market presence. The expansion of our product footprint, our resources and our customer base leverages our business model while enabling us to address the ever broadening data integration requirements of our customers. Our strong services revenue growth indicates a high level of customer loyalty, as evidenced by high maintenance renewal rates, as well as customer and partner demand for our domain expertise and value-added services in connection with the deployment of our enterprise integration suite of products. We believe services revenue is also an indicator of our increasing popularity and the growth potential for our product offerings, as customers and partners increasingly look to do business with strategic vendors offering broad solution sets and long-term staying power.”

At March 31, 2004, the company had $510.0 million in cash, cash equivalents and short-term investments. During the quarter cash outflows relating to expenses associated with the acquisition of Mercator Software, Inc. on September 12, 2003, and legacy expenses related to the sale of the database products were $ 5.8 million and $ 4.7 million, respectively. Excluding these items, the company was cash flow positive.

First Quarter 2004 Highlights:

•	Signed 74 new customers and expanded its presence with 190 existing customers, including project deployments with: Actel, Astrazeneca, BASF Group, Bell Canada, Blockbuster, China Mobile, DHL, Fidelity Investments, Ford Motor Company, General Motors, Hotels.com, HSBC, Hubbell, Intel, Lord Abbett, Mandalay Resort Group, MCI, Mitsui Sumitomo Insurance, National Grid, Nextel, Novartis, Oxford Healthcare, Pfizer, Powergen, Royal Bank of Canada, the South African Revenue Service and United Parcel Service.

•	Delivered the first shipments of Ascential DataStage® to PeopleSoft customers under the new OEM license and reseller agreement with PeopleSoft under which PeopleSoft embeds and resells Ascential Software data integration solutions as part of the PeopleSoft Enterprise Performance Management (EPM) solution. More than half of the existing PeopleSoft EPM customer base has requested shipment of Ascential DataStage software in the quarter.

•	Strengthened and expanded the strategic alliance with IBM, as highlighted by milestones including the following:

•	Expansion of relationship with IBM Business Consulting Services (BCS) to enable resale of the full range of Ascential Software products. This builds upon our strategic alliance with the IBM Software Group and positions Ascential Software products for direct distribution through BCS.

•	Winning significant projects with IBM, including the Belgian Ministry of Finance, Bombardier, Deutsche Bahn, Freddie Mac, Imperial Tobacco, La Poste (France), the Ministry of the Interior for Taiwan, the State of New Jersey and Target Stores.

•	Selection by the Financial Services Industry Solutions Unit within BCS as the lead go-to-market solution for their Risk and Compliance offerings. This solution is sold as part of an entire Risk and Compliance architecture which includes the Ascential Enterprise Integration Suite with IBM software components and content from other IBM partners. IBM and Ascential Software jointly conducted seminars titled “Building the Data Foundation for Enterprise Risk Management,” in Zurich and in Frankfurt during the quarter in support of this initiative.

•	At PartnerWorld 2004, IBM’s annual conference held for their business partners, Ascential was included in IBM’s go-to-market Business Performance Management Offering, a cross-brand capability available across IBM’s WebSphere, Data Management and Tivoli business units.

•	Expansion of our IBM solutions presence and sales exposure by conducting training and enablement sessions at the joint IBM/SAP eBusiness University in the United States and Europe. Specifically trained over 70 IBM sales and Business Consulting Services consultants focused on SAP solutions. Ongoing training of IBM BCS and Software Group personnel in the quarter brings the number of IBM sales people trained to more than 1,200.

•	Continued growth in the Federal sector, including the generation of new business with the U.S. Army Human Resources department and the Environmental Protection Agency, and follow on business with the Federal Bureau of Investigation and the Internal Revenue Service. Joined with Deloitte Consulting, EMC and Oracle in co-hosting a Department of Homeland Security town hall meeting in Boston.

•	Selection of the Ascential Enterprise Integration Suite 7.0 as one of five finalists for a Codie Award in the Best Business Software Product category by the Software & Information Industry Association.

•	Recognition by consulting and research firm Hurwitz & Associates for systematic execution of a focused data integration strategy that has placed the company in a market leadership position. Marcia Kaufman, a senior consultant and principal at Hurwitz & Associates, wrote in the Hurwitz & Associates January 2004 Newsletter that Ascential Software is succeeding in its efforts in the enterprise data integration market. “Ascential has focused on a single area of technology – enterprise data integration – and employed a disciplined architectural approach to create a unified product line,” said Kaufman. “One indication that Ascential is on the right path is its recently announced OEM license and reseller agreement with PeopleSoft. This strategic partnership, combined with its long standing relationships with IBM, SAP, HP and other industry dynamos, points to a company that is well positioned for continued growth.”

•	Entered into an alliance with Kalido, a leading data warehouse lifecycle management (DWLM) software provider, to provide Global 2000 companies with solutions designed to increase the strategic value of business information throughout periods of change. Through this relationship, the companies are collaborating on sales, marketing and product integration. The integration of the Ascential Enterprise Integration Suite and KALIDO® DWLM Suite provides a best-in-class business insight application to meet the information needs of highly dynamic enterprises. Early examples of joint customers include HBOS plc, the United Kingdom’s largest mortgage and savings bank, created through the merger of Halifax Bank and Bank of Scotland, and Royal Dutch/Shell Group, the third largest oil and gas company in the world.

•	Received HIPAA Conformance Certification Organization’s (HCCO) Platinum Certification for providing data integration solutions that facilitate compliance with federal healthcare regulations and help improve performance, reduce operations costs, and enhance service levels. HCCO is a nonprofit organization serving the healthcare community with practical guidelines, accreditation standards and services for complying with The United States Health Insurance Portability and Accountability Act of 1996.

•	Achieved Microsoft Gold Certified Partner status for Software Products, representing Microsoft’s recognition of Ascential Software’s skill and expertise in providing customer satisfaction with Microsoft products and technology. Microsoft Gold Certified Partner for Software Products status is the top level for Microsoft solutions partners, and brings market recognition to companies that are providing consistent, high-quality products built on the Microsoft â platform.

•	Announced support for SAP NetWeaver™ ‘04, building on the strategic reseller agreement between SAP and Ascential Software. SAP resells the Ascential Enterprise Integration Suite as the enterprise data integration platform for SAP Business Information Warehouse (SAP BW) and SAP R/3®. The Ascential Enterprise Integration Suite holds SAP Certified Integration™ status for SAP R/3 and SAP solutions.

Outlook and Guidance

“The continued growth of our license and service revenue is further validation of Ascential’s differentiated approach to enterprise data integration,” said Pete Fiore, president of Ascential Software. “Customers continue to respond favorably to the availability of a complete end-to-end enterprise data integration solution from a single vendor. Adding to that the elevation of our visibility and recognition as a leader in the integration marketplace, we continue to expect to meet our operating goals for 2004. Our revenue outlook remains unchanged, and continues to be based on modest improvement in the IT spending environment during the course of the year.”

The company is currently anticipating second quarter revenue of between $65 million and $68 million. For the full year 2004, the company continues to anticipate revenue in the range of $265 million to $275 million with continued opportunity to achieve the higher end of the range, and continues to anticipate GAAP profitability in each quarter of 2004, barring unforeseen circumstances. Total costs and expenses for the remainder of 2004 are planned to be between $62 million and $64 million per quarter. Included in those costs and expenses are amortization of purchased intangibles and stock-based compensation, estimated at $2.5 million per quarter, and legacy expenses related to divested business operations, estimated at approximately $0.5 million or less per quarter. Interest income, based on recent interest rates and expected cash balances, is expected to be approximately $2.1 million per quarter. The tax rate for 2004 is expected to be between 30% and 33%.

The company believes that the pro forma results described in this release are useful for an understanding of its ongoing operations because GAAP results include expenses unrelated to the company’s ongoing data integration business, as well as the non-cash charges associated with the amortization of purchased intangibles and stock-based compensation. Management of the company uses these pro forma results to compare the company’s performance to that of prior periods for analysis of trends, and to evaluate the company’s financial strength, develop budgets, manage expenditures, and develop a financial outlook. Pro forma results are supplemental and are not intended as a substitute for GAAP results. Relative to

GAAP, pro forma results described in this release exclude the following items, net of associated taxes: amortization of purchased intangibles, such as developed technology and customer lists; amortization of stock-based compensation; non-recurring acquisition-related transition expenses; and revenue, expenses and other items related to divested business operations. An assumed tax rate of 30% has been used in calculating the tax provision related to pro forma results.

Conference Call

Management will host a conference call at 5:00 PM (EST) today to discuss the company’s operating performance and results. The conference call will be broadcast live through a link on the Investor Relations page on the Ascential web site at www.ascential.com/investors. Please go to the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software.

For those who cannot attend the live broadcast, a replay will be available on the web site at www.ascential.com/investors or by calling (800) 964-5192 beginning about two hours after the call ends.

About Ascential Software

Ascential Software Corporation is the leading provider of enterprise data integration solutions to organizations worldwide. Customers use the Ascential Enterprise Integration Suite to integrate and leverage data across all transactional, operational, and analytical applications with confidence in the accuracy, completeness and timeliness of critical information. Ascential Software’s powerful data profiling, data quality, data transformation, parallel processing, meta data and connectivity solutions enable customers to reduce total cost of ownership and increase return on IT investment. Headquartered in Westboro, Mass., Ascential Software has offices worldwide and supports more than 3,000 customers in such industries as financial services, telecommunications, healthcare, life sciences, manufacturing, consumer goods, retail, and government. More information on Ascential Software can be found on the web at www.ascential.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This public announcement contains forward-looking statements that are subject to numerous risks and uncertainties. These forward-looking statements address a variety of subjects including, for example, future revenue and prospects for achievement; growth of license and services revenue; costs and expenses for 2004; legacy expenses; interest income; tax rate; increasing market presence; expansion of product footprint; ability to address customer requirements; maintenance renewal rates; demand for services; increasing popularity and growth potential for product offerings; customer preferences; customer response to single-vendor solutions; the IT spending environment; impact of strategic alliances; product differentiation; market visibility, leadership and share; and the usefulness of pro forma results. Any statements contained in this public announcement, including without limitation statements to the effect that the company or its management “believes,” “expects,” “anticipates,” “plans,” “may,” “will,” “projects,” “continues,” “intends” or “estimates,” or statements concerning “potential” or “opportunity” or other variations thereof or comparable terminology or the negative thereof that are not statements of historical fact should be considered forward-looking statements as a result of certain risks and uncertainties. These risks and uncertainties could cause actual results and events materially to differ for historical or anticipated results and events. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the closing of the company’s books and customary quarter-end accounting procedures; the ability of Ascential Software to expand its market share; growth rates for the enterprise data integration software market; general business conditions in the software industry, the technology sector, and in the domestic and international economies; rapid technological change in the markets served by Ascential Software; dependence on international operations; global and geopolitical instability; impact of product line divestitures; and difficulties that Ascential Software may experience integrating technologies, operations and personnel of completed or future acquisitions. The financial measures discussed in this press release also involve risks and uncertainties and are subject to final audited results for the period or periods covered. Investors and potential investors should review carefully the description of risks and uncertainties that, together with other detailed information about the company, is contained in the periodic reports that the company files from time to time with the Securities and Exchange Commission, including the company’s most recent annual report on Form 10-K. The forward-looking statements and financial measures contained herein represent the judgment of Ascential Software, as of the date of this release, and Ascential Software disclaims any intent or obligation to update such forward-looking statements to reflect any change in Ascential’s expectations with regard thereto or any change in events, conditions, and circumstances on which such statements are based.

© 2004 Ascential Software Corporation. All rights reserved. Ascential, Ascential Enterprise Integration Suite, DataStage, and Ascential DataStage are trademarks of Ascential Software Corporation or its affiliates and may be registered in the United States or other jurisdictions. Other marks are the property of the owners of those marks.

For more information, contact:

Chas Kielt
Ascential Software Corporation
(508) 366-3888 x3256
chas.kielt@ascential.com

Kristina White
Porter Novelli
(617) 897-8200
kristina.white@porternovelli.com

David Roy
Ascential Software Corporation
(508) 366-3888 x3290
david.roy@ascential.com

Gordon McCoun/Julie Prozeller
Financial Dynamics
(212) 850-5600
gmccoun@fd-us.com
jprozeller@fd-us.com

ASCENTIAL SOFTWARE CORPORATION
PRO FORMA UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended March 31,			Three Months Ended March 31,
	2004			2003
			Pro Forma			Pro Forma
	GAAP	Adjustments	Adjusted	GAAP	Adjustments	Adjusted
		(1)			(1)
NET REVENUES
Licenses	$24,620	$—	$24,620	$19,170		$19,170
Services	36,769	—	36,769	16,126	(95)	16,031

	61,389	—	61,389	35,296	(95)	35,201

COSTS AND EXPENSES
Cost of licenses	3,756	(1,463)	2,293	3,601	(1,113)	2,488
Cost of services	15,224	(594)	14,630	7,247	(254)	6,993
Sales and marketing	25,294	(137)	25,157	16,695	—	16,695
Research and development	9,549	(68)	9,481	5,370	—	5,370
General and administrative	6,655	(1,149)	5,506	6,409	(1,325)	5,084

	60,478	(3,411)	57,067	39,322	(2,692)	36,630

Operating income (loss)	911	3,411	4,322	(4,026)	2,597	(1,429)
OTHER INCOME (EXPENSE)
Interest income	2,079	—	2,079	3,312	—	3,312
Interest expense	(57)	—	(57)	(23)	—	(23)
Other, net	484	—	484	(26)	—	(26)

INCOME (LOSS) BEFORE INCOME TAXES	3,417	3,411	6,828	(763)	2,597	1,834
Income tax expense (benefit) (2)	1,025	1,023	2,048	(229)	780	551

NET INCOME (LOSS)	$2,392	$2,388	$4,780	$(534)	$1,817	$1,283

NET INCOME (LOSS) PER SHARE(3)
Basic	$0.04		$0.08	($0.01)		$0.02

Diluted	$0.04		$0.08	($0.01)		$0.02

SHARES USED IN PER SHARE CALCULATIONS(3)
Basic	60,220		60,220	57,876		57,876

Diluted	62,729		62,729	57,876		58,274

(1)	The following table summarizes the adjustments for the respective periods presented:

	Three Months Ended	Three Months Ended
	March 31, 2004	March 31, 2003
Net income (loss), GAAP	$2,392	$(534)
Mercator transition costs	537	—
Database transaction and transition costs	390	1,229
Amortization of acquired intangibles	2,273	1,345
Stock based compensation charges	211	—
Content management activity, net	—	23
Income tax (benefit)(2)	(1,023)	(780)

Pro forma adjusted net income	$4,780	$1,283

(2)	A tax rate of 30% has been used in calculating the tax provision.

(3)	On June 17, 2003 the Company effected a 1-for-4 reverse stock split. Accordingly, all share and earnings per share figures have been restated as though the reverse split was in effect for all periods presented.

ASCENTIAL SOFTWARE CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2004	December 31, 2003
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$227,503	$202,568
Short-term investments	282,463	313,681
Accounts receivable, net	46,649	42,034
Other current assets	18,134	23,311

Total current assets	574,749	581,594
Property and equipment net	11,638	11,186
Software costs, net	15,116	14,794
Long-term investments	2,173	2,301
Goodwill and intangible assets, net	342,260	344,190
Deferred income taxes	1,082	1,392
Other assets	10,476	10,622

Total Assets	$957,494	$966,079

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$11,528	$16,878
Accrued expenses	17,186	14,433
Accrued employee compensation	14,929	24,207
Income taxes payable	58,845	62,327
Accrued merger, realignment and other charges	41,480	46,705
Deferred income taxes	544	594
Deferred revenue	45,679	41,106
Other current liabilities	1,285	1,585

Total current liabilities	191,476	207,835
Lease Obligations	460	558

Total Liabilities	191,936	208,393
Total Stockholders’ Equity	765,558	757,686

Total Liabilities and Stockholders’ Equity	$957,494	$966,079